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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

    Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Esperion Therapeutics, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

    Dated: February 14, 2001

    Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                            By:    /s/ EDWARD F. GLASSMEYER
                                                   ------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities
    Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                            By:    /s/ EDWARD F. GLASSMEYER
                                                   ------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals